STRICTLY CONFIDENTIAL


             ------------------------------------------------------

                             RESTRUCTURING AGREEMENT

                                      AMONG

                              NETIA HOLDINGS, S.A.,
                             NETIA SOUTH SP. Z O.O.,
                               NETIA TELEKOM S.A.,
                              NETIA HOLDINGS B.V.,
                             NETIA HOLDINGS II B.V.,
                            NETIA HOLDINGS III B.V.,

                 THE CONSENTING NOTEHOLDERS SIGNATORIES HERETO,

                              JPMORGAN CHASE BANK,

                                TELIA AB (publ.),

                                       AND

                     WARBURG, PINCUS EQUITY PARTNERS, L.P.,

                  WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.,

              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,

              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.,

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.,

                          WARBURG NETIA HOLDING LIMITED

                            Dated as of March 5, 2002

             ------------------------------------------------------

                             RESTRUCTURING AGREEMENT

     RESTRUCTURING AGREEMENT, dated as of March 5, 2002 (this "Agreement"), among NETIA HOLDINGS, S.A, a Polish joint-stock company (the "Company"), NETIA SOUTH SP. Z O.O., a Polish limited liability company ("South"), NETIA TELEKOM S.A., a Polish joint-stock company ("Telekom"), NETIA HOLDINGS B.V., a Netherlands private company with limited liability ("BVI"), NETIA HOLDINGS II B.V., a Netherlands private company with limited liability ("BVII"), NETIA HOLDINGS III B.V., a Netherlands private company with limited liability ("BVIII", together with the Company, South, Telekom, BVI and BVII, the "Company Group"); each of the Consenting Noteholders (as defined below) signatories hereto; JPMORGAN CHASE BANK, ("JPMorgan") in its capacity as Swap Creditor (as defined below); TELIA AB (publ.), a Swedish company ("Telia"); and WARBURG, PINCUS EQUITY PARTNERS, L.P., a Delaware limited partnership ("WPEP"), WARBURG, PINCUS VENTURES INTERNATIONAL, L.P., a Bermuda limited partnership ("WPVI"), WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V., a Dutch limited partnership ("WPNE I"), WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V., a Dutch limited partnership ("WPNE II"), WARBURG PINCUS NETHERLANDS EQUITY PARTNERS III, C.V., a Dutch Limited partnership ("WPNE III") and WARBURG NETIA HOLDING LIMITED, a Cyprus company ("WNHL" and, together with WPEP, WPVI, WPNE I, WPNE II and WPNE III, the "WP Entities" and each individually a "WP Entity").

                              W I T N E S S E T H:

     WHEREAS, the Company and certain leading holders of Notes (as defined below; such holders jointly with other noteholders accepting the terms hereof are referred to as Consenting Noteholders, as defined in detail below) have engaged in negotiations, directly or through representatives, with the objective of reaching an agreement for the restructuring of the Notes (as defined below) as part of a financial restructuring of the Company Group;

     WHEREAS, Telia, the WP Entities, the Company, the Consenting Noteholders and JPMorgan have agreed to implement the financial restructuring of the Company Group upon the terms and subject to the conditions set forth herein and in the term sheet (the "Term Sheet") attached hereto as Exhibit A (the "Financial Restructuring") and, in particular, that the Financial Restructuring shall involve, inter alia, cancellation or significant (up to 99%) reduction of the Company's obligations arising out of guarantees issued for the benefit of holders of the Notes and JPMorgan as well as cancellation of the Notes in consideration for the issuance of Restructuring Shares and New Notes (as each is defined below) to the benefit of the holders of the Notes and to JPMorgan, provided that the Restructuring Shares constitute no more than 91% of the total number of voting rights in the Company after the Financial Restructuring;

     WHEREAS, the Company and the leading noteholders requested Telia, as a strategic shareholder in the Company, to support the Financial Restructuring and Telia, following negotiations, agreed thereto on the terms and subject to the conditions of this Agreement;

     WHEREAS, the Company and the leading noteholders further requested the WP Entities, as significant financial shareholders in the Company, to also support the Financial Restructuring and the WP Entities, following negotiations, agreed thereto on the terms and subject to the conditions of this Agreement;

     WHEREAS, as a result of the foregoing negotiations, the parties hereto have agreed on the terms and subject to the conditions set forth in this Agreement to use their commercial best efforts to implement the Financial Restructuring by adopting the Exchange Offer Steps in conjunction with the Polish Arrangement Proceedings and the Dutch Composition Proceedings (each as defined in Section 6.1, and together, the "Restructuring Steps") as quickly as practical, and in any event, prior to December 31, 2002 (the "Termination Date");

     WHEREAS, in order to expedite and ensure the implementation of the Financial Restructuring, each of the Consenting Noteholders, JPMorgan, Telia and the WP Entities has agreed, on the terms and subject to the conditions of this Agreement, to support the Financial Restructuring and to perform its other obligations under this Agreement;

     WHEREAS, Telia and the WP Entities have agreed towards the Company, the Consenting Noteholders and JPMorgan, to vote in favor of a resolution (in this recital called the "first resolution") at the Extraordinary General Meeting of the Company adjourned to 12 March 2002 even though the first resolution may not provide for all of the terms of the Financial Restructuring or completely reflect those of the terms that it is intended to provide for, they do so on the understanding that there are timing advantages for the implementation of the Financial Restructuring in passing the first resolution so as to allow a filing to be made with the Polish SEC (as defined below) and that, apart from that filing and if necessary a similar filing with the US Securities and Exchange Commission, the Company will not act upon the first resolution until and unless as may be required an additional resolution is proposed or additional resolutions are proposed supplementing the first resolution and, if necessary amending it, at one or more other Extraordinary General Meetings of the Company to be held as soon as practicable after the date hereof which resolutions, either themselves or together with the first resolution will accurately and completely provide for the Financial Restructuring;

     WHEREAS, all obligations and covenants undertaken hereunder and all consents, representations and warranties made herein by Telia on the one hand, and the WP Entities on the other hand, have been undertaken and made by the respective shareholders independently of each other in response to identical proposals made to each such shareholder by the Company and/or the Consenting Noteholders, and following negotiations of such shareholder with such other proposing party hereto; and all the obligations, covenants, consents, representations and warranties of each such shareholder which have been undertaken or made pursuant to the terms of this Agreement reflect such shareholder's independent determination that the proposed Financial Restructuring represents the best possible solution to the current financial difficulties of the Company and is aimed at preventing its bankruptcy and, as such, is in the best interest of the Company and all of its shareholders;

     WHEREAS, the Company is a public company and, therefore, all the parties hereto are obligated to observe respective provisions of Polish Law on Public Trading in Securities of August 21, 1997, together with all implementing regulations; and

     WHEREAS, certain terms used in this Agreement are defined in Section 6.1 and capitalized terms used in this Agreement and not defined shall have the meanings ascribed to them in the Term Sheet;

     NOW, THEREFORE, in consideration of the premises and the mutual (as the case may be) covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   Article I

                             FINANCIAL RESTRUCTURING

     1.1 Company Obligations.
         -------------------

     (a) The Company hereby agrees to implement the Financial Restructuring by carrying out the following:

          (i) the Company shall continue to implement the Polish Arrangement Proceedings;

          (ii) the Company shall procure that BVI, BVII and BVIII shall commence the Dutch Composition Proceedings promptly following the completion of a composition plan, based on the terms of this Agreement, that can be filed in the Dutch Composition Proceedings; and

          (iii) the Company shall complete the Exchange Offer Steps in conjunction with the Polish Arrangement Proceedings and the Dutch Composition Proceedings.

     (b) The Company hereby agrees to use its commercial best efforts, and shall cause the other companies in the Company Group to use their commercial best efforts, to take all acts reasonably necessary to effect the Financial Restructuring.

     (c) Except as contemplated by this Agreement, the Company shall not seek to acquire, either directly or indirectly, the beneficial ownership of, or right to direct the disposition or vote in respect of, any of the Notes.

     1.2 Consenting Noteholder Obligations. Each Consenting Noteholder hereby agrees that such Consenting Noteholder:

     (a) shall tender and not withdraw the relevant portion of its Notes pursuant to the terms of the Exchange Offer Documents;

     (b) shall consent to the Indenture Amendments;

     (c) shall undertake to vote its Notes in favor of the Dutch Composition Proceedings and its guarantee obligations in favor of the Polish Arrangement Proceedings;

     (d) shall take all such other steps and file all such other notices or directions reasonably requested by the Company in order to give effect to the Financial Restructuring and take all steps that the Company, the Committee (as defined herein), Telia, the WP Entities and JPMorgan agree are necessary (each acting reasonably) to give effect to the Financial Restructuring. In the case of the Polish Arrangement Proceedings and the Dutch Composition Proceedings, the Consenting Noteholder hereby agrees to support the Company Group in obtaining the Proceedings Orders (as defined below) and giving effect to each, which shall include, among other things, consenting to the reduction of up to 99% of the debts of the Company, Telekom and South in the Polish Arrangement Proceedings and, at the expense of the Company, filing all notices, directions or affidavits reasonably requested by the Company (including confirmation that such Consenting Noteholder fully supports the Polish Arrangement Proceedings and the Dutch Composition Proceedings and that its advisors have been afforded the opportunity to conduct a due diligence investigation of the Company Group) and directing its legal and financial advisors to support the petitions and do all other things reasonably necessary to assist in the obtaining of the Proceedings Orders, including without limitation, the commitment to appoint an agent for the service of the process in Poland and/or a qualified local counsel pursuant to Section 6.2(b) hereof, and agrees upon any occasion upon which votes are required to be cast at a meeting of creditors pursuant to any proceedings relating to the Financial Restructuring, to exercise all votes it may have in respect of the Notes or other claims against any company in the Company Group in support of the Polish Arrangement Proceedings and the Dutch Composition Proceedings;

     (e) shall act in good faith in concluding the Financial Restructuring;

     (f) to the extent which is lawful, shall refrain from voting (or from causing a vote to be cast) in favor of, or otherwise supporting or preparing, directly or indirectly, except as expressly contemplated hereby, (i) any other proposed plan of reorganization for or involving any company in the Company Group, or any other arrangement or composition for any such company, (ii) any relief in an involuntary case under any applicable insolvency, bankruptcy or other similar Law with respect to any company in the Company Group or all or substantially all of any of such company's assets, or (iii) the appointment of an administrator, liquidator, custodian or similar official over all or substantially all of the property, assets and undertakings of any company in the Company Group;

     (g) shall not take any action or exercise any remedy against the Company as a result of any Default (as such term is defined in the Indentures and including, without limitation, any non-payment or prospective non-payment of interest) in respect of the Notes (occurring prior to the termination of this Agreement in accordance with its terms);

     (h) hereby waives any Event of Default (as such term is defined in the Indentures) occasioned by the Restructuring Steps and shall consent to appropriate actions to rescind any acceleration that may occur as a result of any such Event of Default not capable by the terms of the Indentures of being so waived;

     (i) shall not oppose the temporary restraining order, or such other similar injunctive relief including, but not limited to, a preliminary injunction (the "TRO"), obtained in the proceeding commenced by the Company in the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") under Section 304 of the U.S. Bankruptcy Code and authorizes its legal counsel to execute any necessary documentation to extend such TRO until the later of the Financial Restructuring Consummation and the ratification of the order of the Polish court approving the Polish Arrangement Proceedings;

     (j) shall not support any other holders of Notes that take any action or exercise any remedy against any company in the Company Group as a result of any Default in respect of the Notes, and upon sufficient written notice from the Company shall attend in person or by properly authorized proxy any meeting of the holders of Notes convened for the purpose of discussing such matters and shall cast the votes pertaining to its Notes against any proposal to take any such action or exercise any such remedy and in favor of any proposal to rescind any acceleration of the Notes;

     (k) shall not instruct or procure the Trustee (as such term is defined in each Indenture) to take any action that is inconsistent with the terms and conditions of this Agreement;

     (l) hereby acknowledges that the Company intends to de-register the Notes under the 1934 Act following the Financial Restructuring Consummation;

     (m) to the extent which is lawful, shall not act, whether alone or in concert with others, to advise, assist or encourage any Person to act in a manner which frustrates the Financial Restructuring and/or the Restructuring Steps;

     (n) to the extent not already bound by a confidentiality agreement with the Company, shall agree to enter into a written confidentiality agreement reasonably acceptable to the Company if such Consenting Noteholder seeks to obtain from the

Company any price sensitive material non-public information regarding the Company Group; and

     (o) shall not sell, transfer or assign any of its Notes, any voting interest therein, or any claim such Consenting Noteholder may have against any company in the Company Group to any Person which is not another Consenting Noteholder during the term of this Agreement unless such Person first enters into an undertaking in favor of the other parties hereto agreeing to be bound by the terms of this Agreement as if such Person were a Consenting Noteholder; provided, that if such transfer is to another Consenting Noteholder, such Consenting Noteholder shall promptly notify the Company of the changes in the number and series of Notes and in the claims held.

     1.3 JPMorgan Obligations. JPMorgan hereby agrees that in its capacity as a creditor under the JPMorgan Swaps it:

     (a) shall tender and not withdraw the relevant portion of its claims against all companies in the Company Group pursuant to the terms of the Exchange Offer Documents;

     (b) shall consent to the extinguishment of all claims against one or more members of the Company Group arising from the JPMorgan Swaps such that, upon JPMorgan's receipt of its entitlement to its Restructuring Shares and New Notes, none of the Company Group shall have any obligation (whether financial or otherwise) to JPMorgan arising from the JPMorgan Swaps upon completion of the Financial Restructuring upon the terms set out in this Agreement;

     (c) agrees upon any occasion upon which votes are to be cast at a meeting of creditors pursuant to any proceedings relating to the Financial Restructuring to exercise all votes it may have in respect of the JPMorgan Swaps against any company in the Company Group in support of the Polish Arrangement Proceedings and Dutch Composition Proceedings;

     (d) shall take all such other steps and file all such other notices or directions reasonably requested by the Company in order to give effect to the Financial Restructuring and take all steps that the Company, the Committee, Telia, the WP Entities and JPMorgan agree are necessary (each acting reasonably) to give effect to the Financial Restructuring. In the case of the Polish Arrangement Proceedings and the Dutch Composition Proceedings, JPMorgan hereby agrees to support the Company Group in obtaining the Proceedings Orders and giving effect to each, which shall include, among other things, consenting to the reduction of up to 99% of the debts of the Company, Telekom and South in the Polish Arrangement Proceedings and, at the expense of the Company, filing all notices, directions or affidavits reasonably requested by the Company (including confirmation that JPMorgan fully supports the Polish Arrangement Proceedings and the Dutch Composition Proceedings and directing its legal and financial advisors to support the petitions and do all other things reasonably necessary to assist in the obtaining of the Proceedings Orders, including without limitation, the commitment to appoint an agent for the service of the process in Poland and/or a qualified local counsel pursuant to Section 6.2(b) hereof, and agrees upon any occasion upon which votes are required to be cast at a meeting of creditors pursuant to any proceedings, to exercise all votes it may have in respect of its claims against any company in the Company Group in support of the Polish Arrangement Proceedings and the Dutch Composition Proceedings;

     (e) shall act in good faith in concluding the Financial Restructuring;

     (f) to the extent which is lawful, shall not act, whether alone or in concert with others, to advise, assist or encourage any Person to act in a manner which frustrates the Financial Restructuring and/or the Restructuring Steps;

     (g) to the extent which is lawful, shall refrain from voting (or from causing a vote to be cast) in favor of, or otherwise supporting or preparing, directly or indirectly, except as expressly contemplated hereby, (i) any other proposed plan of reorganization for or involving any company in the Company Group, or any other arrangement or composition for any such company, (ii) any relief in an involuntary case under any applicable insolvency, bankruptcy or other similar Law with respect to any company in the Company Group or all or substantially all of any of such company's assets, or (iii) the appointment of an administrator, liquidator, custodian or similar official over all or substantially all of the property, assets and undertakings of any company in the Company Group; and

     (h) shall not sell, transfer or assign any claim JPMorgan may have against any company in the Company Group to any Person which is not a party hereto during the term of this Agreement unless such Person first enters into an undertaking in favor of the other parties hereto agreeing to be bound by the terms of this Agreement as if such Person were a party hereto; provided, that if such transfer is made, JPMorgan shall promptly notify each of the Company, the Committee, Telia and the WP Entities of the changes in its claims and the identity of the transferee.

     1.4 Telia Obligations. Telia hereby agrees towards the Company, the Consenting Noteholders and JPMorgan that it:

     (a) at the Extraordinary General Meeting of the Company's shareholders adjourned to March 12, 2002, or any further adjournment thereof, shall (i) propose to adopt the amendments set forth in Resolutions Nos. 3, 5 and 6 included in Exhibit C hereto, and (ii) vote to approve the resolutions as amended and attached hereto as Exhibit C on the basis of the understanding set forth in the recitals hereto, subject to the Company having received prior thereto signature pages duly executed by Consenting Noteholders representing 30% or more of the total value of all claims of the holders of the Notes;

     (b) shall vote to approve any additional resolutions that will be proposed by the Company and are reasonably necessary to implement the Restructuring Steps, including, without limitation, any resolutions to permit payment for Company shares in kind, as well as cash, resolutions with respect to the issuance of the Warrants, and any resolutions acknowledging that the representative of the Consenting Noteholders on the Supervisory Board has the individual power to disapprove certain actions proposed to be taken by the Supervisory Board in accordance with Section 5.1 herein;

     (c) shall appoint and shall not withdraw (without simultaneously appointing a replacement) that number of Telia representatives on the Company's Supervisory Board as required by the Company's Statute; shall, with the Company's Management Board's cooperation, use its commercial best efforts to fill any vacancy on the Supervisory Board; and shall recommend to such appointees on the Supervisory Board to (i) attend all meetings and cast their votes with respect to all matters presented for a vote at the Supervisory Board, and (ii) fill any vacancies in the composition of the Company's Management Board pursuant to the Company's Statute;

     (d) shall act in good faith in concluding the Financial Restructuring;

     (e) to the extent which is lawful, shall not act, whether alone or in concert with others, to advise, assist or encourage any Person to act in a manner which frustrates the Financial Restructuring and/or the Restructuring Steps;

     (f) to the extent which is lawful, shall refrain from voting (or from causing a vote to be cast) in favor of, or otherwise supporting or preparing, directly or indirectly, except as expressly contemplated hereby, (i) any other proposed plan of reorganization for or involving any company in the Company Group, or any other arrangement or composition for any such company, (ii) any relief in an involuntary case under any applicable insolvency, bankruptcy or other similar Law with respect to any company in the Company Group or all or substantially all of any of such company's assets, or (iii) the appointment of an administrator, liquidator, custodian or similar official over all or substantially all of the property, assets and undertakings of any company in the Company Group;

     (g) shall not sell, transfer or assign (beneficially or otherwise) any of its shares in any of the Company Group, any voting interest therein, or any claim Telia may have against any company in the Company Group to any Person other than a WP Entity during the term of this Agreement unless such Person first enters into an undertaking in favor of the other parties hereto agreeing to be bound by the terms of this Agreement as if such Person were a party hereto; provided, that if such transfer is made, such WP Entity shall promptly notify the Company, the Committee, Telia and JPMorgan of the changes in the number of shares and voting interests and in the claims held and the identity of the new Person or Persons to whom a transfer or transfers were made; and

     (h) shall not seek to acquire, either directly or indirectly, the beneficial ownership of, or right to direct the disposition or vote in respect of, any of the Notes.

     1.5 WP Entities Obligations. The WP Entities hereby agree towards the Company, the Consenting Noteholders and JPMorgan that the WP Entities:

     (a) at the Extraordinary General Meeting of the Company's shareholders adjourned to March 12, 2002, or any further adjournment thereof, shall (i) propose to adopt the amendments set forth in Resolutions Nos. 3, 5 and 6 included in Exhibit C hereto, and (ii) vote to approve the resolutions as amended and attached hereto as Exhibit C on the basis of the understanding set forth in the recitals hereto, subject to the Company having received prior thereto signature pages duly executed by Consenting Noteholders representing 30% or more of the total value of all claims of the holders of the Notes;

     (b) shall vote to approve any additional resolutions that will be proposed by the Company and are reasonably necessary to implement the Restructuring Steps, including, without limitation, any resolutions to permit payment for Company shares in kind, as well as cash, resolutions with respect to the issuance of the Warrants, and any resolutions acknowledging that the representative of the Consenting Noteholders on the Supervisory Board has the individual power to disapprove certain actions proposed to be taken by the Supervisory Board in accordance with Section 5.1 herein;

     (c) shall appoint and shall not withdraw (without simultaneously appointing a replacement) that number of WP Entities representatives on the Company's Supervisory Board as required by the Company's Statute; shall, with the Company's Management Board's cooperation, use their commercial best efforts to fill any vacancy on the Supervisory Board; and shall recommend to such appointees on the Supervisory Board to (i) attend all meetings and cast their votes with respect to all matters presented for a vote at the Supervisory Board, and (ii) fill any vacancies in the composition of the Company's Management Board pursuant to the Company's Statute;

     (d) shall act in good faith in concluding the Financial Restructuring;

     (e) to the extent which is lawful, shall not act, whether alone or in concert with others, to advise, assist or encourage any Person to act in a matter which frustrates the Financial Restructuring and/or the Restructuring Steps;

     (f) to the extent which is lawful, shall refrain from voting (or causing a vote to be cast) in favor of, or otherwise supporting or preparing, directly or indirectly, except as expressly contemplated hereby, (i) any other proposed plan of reorganization for or involving any company in the Company Group, or any other arrangement or composition for any such company, (ii) any relief in an involuntary case under any applicable insolvency, bankruptcy or other similar Law with respect to any company in the Company Group or all or substantially all of any of such company's assets, or (iii) the appointment of an administrator, liquidator, custodian or similar official over all or substantially all of the property, assets and undertakings of any company in the Company Group;

     (g) shall not sell, transfer or assign (beneficially or otherwise) any of its shares in any of the Company Group, any voting interest therein, or any claim such WP Entity may have against any company in the Company Group to any Person other than Telia during the term of this Agreement unless such Person first enters into an undertaking in favor of the other parties hereto agreeing to be bound by the terms of this Agreement as if such Person were a party hereto; provided, that if any transfer is made, the relevant WP Entity shall promptly notify the Company, the Committee, Telia and JPMorgan of the changes in the number of shares and voting interests and in the claims held and the identity of the transferee; and

     (h) shall not seek to acquire, either directly or indirectly, the beneficial ownership of, or right to direct the disposition or vote in respect of, any of the Notes.

     1.6 Preparation of the Restructuring Documents. As soon as practical following the execution of this Agreement, the Company Group shall instruct its counsel to prepare for review by the parties to this Agreement all of the documentation necessary in the reasonable judgment of such counsel to implement the issuance of the New Notes, the Restructuring Shares and the Warrants and to proceed with the Restructuring Steps and shall consult with the legal representatives of the Consenting Noteholders, JPMorgan, Telia and the WP Entities in respect of all relevant documentation, including (as may be appropriate for each of the Exchange Offer, the Polish Arrangement Proceedings or the Dutch Composition Proceedings) but not limited to the following:

     (a) all petitions and other documents required to effect the Restructuring Steps, including without limitation any shareholder resolutions of any company in the Company Group and any documentation relating to Dutch Composition Proceedings and the Polish Arrangement Proceedings;

     (b) an indenture relating to the New Notes, including the terms and conditions of the New Notes, and any additional documents necessary for the issuance and listing of the New Notes;

     (c) all of the documentation necessary in the reasonable judgment of counsel to the Company and the Committee to implement the Exchange Offer (the "Exchange Offer Documents"), including but not limited to the following:

          (i) an Exchange Offer prospectus setting out the terms of the Exchange Offer to be sent by the Company to the holders of Notes and JPMorgan;

          (ii) supplemental indentures in order to effect the Indenture Amendments to the terms of the Notes; and

          (iii) any documents necessary for the issuance of the Restructuring Shares (including those documents necessary to facilitate a NASDAQ and/or Warsaw Stock Exchange listing);

     (d) the Warrants and documentation related to the issuance thereof; and

     (e) any U.S. registration statements necessary to comply with the U.S. Securities Act of 1933, as amended (the "1933 Act"), and any Polish prospectus(es) necessary to comply with Polish securities laws, in each case as required to give effect to the Restructuring Steps and any formalities required to comply with the Dutch Act on the supervision of the securities trade.

     1.7 General Obligation; Financial Restructuring Conditions.
         ------------------------------------------------------

     (a) The Company, Telia, the WP Entities, JPMorgan and the Committee, on behalf of all Consenting Noteholders and JPMorgan agree to use their commercial best efforts to negotiate in good faith and finalize the terms of the Financial Restructuring.

     (b) Consummation of the Financial Restructuring upon the principal terms herein specified is subject to the satisfaction (or waiver by the Company, on behalf of the Company Group, and the Committee) of the following conditions:

          (i) the Committee being satisfied that the Company Group has used its commercial best efforts with the Polish Ministry of Infrastructure to ensure that the respective licence/permit fees and payments (either historical or going forward) of the Company Group have been minimised and/or ameliorated in a manner at least consistent with those enjoyed and/or publicly announced by the Polish Ministry of Infrastructure in respect of other telecoms providers in Poland (whether fixed line providers or otherwise);

          (ii) the successful commencement and implementation of the Restructuring Steps;

          (iii) the necessary resolutions having been adopted to create and authorise the issuance of the equity necessary to implement the Financial Restructuring;

          (iv) no material adverse tax consequences for the Company Group shall arise from the Financial Restructuring;

          (v) no termination and/or acceleration of any payment obligation of any contract of any company in the Company Group which could reasonably be expected to have a material adverse effect on the Company Group taken as a whole; and

          (vi) except for litigation known at the date hereof, no litigation is pending or threatened which, if resolved in a manner adverse to the Company Group, could reasonably be expected to cause a material adverse effect on the Company Group taken as a whole.

                                   Article II

                        TERMINATION AND RETURN OF RIGHTS

     2.1 Termination of Agreement. This Agreement may be terminated as follows:

     (a) at the election of any of the Company, JPMorgan, Telia or the WP Entities after March 31, 2002, if the Company shall not have received by March 31, 2002 signature pages duly executed by Consenting Noteholders representing at least 95% of the total value of all claims of the holders of the Notes;

     (b) prior to the Financial Restructuring Consummation, at the election of any of the Company, the Committee, JPMorgan, Telia or the WP Entities on or after the Termination Date if both of the following are true (i) the Exchange Offer has not been completed, and (ii) the Proceedings Orders have not been obtained, on or prior to that date; provided that the terminating party is not in default of any of its obligations hereunder;

     (c) prior to the Financial Restructuring Consummation, by mutual written consent of the Company, the Committee, JPMorgan, Telia and the WP Entities;

     (d) prior to the Financial Restructuring Consummation, by the Company or the Committee if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the Company shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); or

     (e) upon the "Financial Restructuring Consummation", which shall mean for the purposes of this Agreement, upon (i) the Restructuring Shares and the New Notes being available for receipt by each of the Consenting Noteholders and JPMorgan, and (ii) the Warrants being available for receipt by the Company's shareholders (other than any Persons entitled to the Restructuring Shares) prior to the Financial Restructuring Consummation (the "Existing Shareholders"), in each case pursuant to the terms set forth herein.

     2.2 Return of Rights. In the event of termination of this Agreement by any party hereto pursuant to subparagraph (a), (b), (c) or (d) of Section 2.1 hereof, and unless each of the Company, JPMorgan, Telia, the WP Entities and the Committee otherwise agree following consultation among such parties (such consultation not to exceed five Business Days following the date of termination of this Agreement), the parties hereto agree that the rights of the parties hereto shall be returned following such five-Business Day consultation period to the same as prior to the entering into of this Agreement, despite one or more of the Restructuring Steps having been completed. For the avoidance of doubt, in the event of termination pursuant to subparagraphs (a), (b), (c) or

(d) of Section 2.1, (i) the Consenting Noteholders shall maintain any rights and remedies available to them under the Indentures, applicable Law or otherwise with respect to any Default (as defined in the Indentures) that may have occurred at any time prior to such an event and which Default has not been waived or otherwise cured; and (ii) JPMorgan shall maintain any rights and remedies available to it under the JPMorgan Swaps, applicable law or otherwise.

     2.3 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by any party hereto pursuant to sub-paragraph (a), (b), (c) or
(d) of Section 2.1 hereof, written notice thereof shall forthwith be given to the other parties, and this Agreement and the obligations of each of the parties hereto shall terminate, and the transactions contemplated hereunder shall be abandoned, without further action by any of the parties hereto.

     2.4 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any of the other parties hereto; provided, however, that nothing in this Section 2.4 shall relieve any party hereto of any liability for a breach of this Agreement.

                                   Article III

            REPRESENTATIONS AND WARRANTIES OF THE CONSENTING HOLDERS,
                       JPMORGAN, TELIA AND THE WP ENTITIES

     Each of the Consenting Noteholders, JPMorgan, Telia and the WP Entities, severally and not jointly, hereby represents and warrants (except for Sections 3.2, 3.3 and 3.4 hereof, with respect to which the Consenting Noteholders, Telia and the WP Entities, respectively, only represents and warrants) to the Company Group and each of the other parties hereto that:

     3.1 Authorization of Agreement. Such Person and, if applicable, the duly authorized attorney acting on such Person's behalf, has all requisite power, authority and, if applicable, legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Person in connection with the consummation of the transactions contemplated by this Agreement (collectively the "Restructuring Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Person of this Agreement has been, and of each Restructuring Document will be, duly authorized by all necessary corporate or other organizational action on behalf of such Person. This Agreement has been, and each of the Restructuring Documents will be, duly and validly executed and delivered by such Person and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Restructuring Documents when so executed and delivered will constitute, legal, valid and binding obligations of such

Person, enforceable against such Person in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, procedural and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.2 Ownership of Notes. Each Consenting Noteholder (or a client for which it has investment discretion) is the record or beneficial owner of, with power to vote and dispose free and clear of any and all liens, that number of Notes set forth on such Consenting Noteholder's signature page to this Agreement. Each Consenting Noteholder does not own of record or beneficially any Notes not otherwise listed on its signature page attached hereto.

     3.3 Ownership of Shares and Notes by Telia. As of the date hereof, Telia is the record or beneficial owner of 15,101,355 ordinary shares of the Company. Telia does not own of record or beneficially any Notes as at the date of this Agreement.

     3.4 Ownership of Shares and Notes by the WP Entities. As of the date hereof, the WP Entities are the record or beneficial owners in the aggregate of 2,923,684 ordinary shares of the Company. The WP Entities do not own of record or beneficially any Notes as at the date of this Agreement.

     3.5 Consents of Third Parties. Except as contemplated by this Agreement and any Restructuring Agreement, no consent, waiver, approval, Order or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Person in connection with the execution and delivery of this Agreement or the Restructuring Documents, or the compliance by such Person with any of the provision hereof or thereof.

     3.6 1933 Act Representations.
         ------------------------

     (a) Such Person is either an "accredited investor" within the meaning of Regulation D under the 1933 Act or is not a "U.S. Person" within the meaning of Regulation S under the 1933 Act.

     (b) Neither such Person, its affiliates nor any Person acting on its or their behalf has engaged or will engage in connection with the issue of New Notes or the Restructuring Shares in (i) any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (ii) any directed selling efforts within the meaning of Rule 903 under the 1933 Act, unless such solicitation, advertising or selling effort is then allowed under the 1933 Act.

                                   Article IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY GROUP

    Each company in the Company Group hereby represents and warrants (except for Section 4.2 hereof, with respect to which the Company only represents and warrants) to the other parties hereto that:

     4.1 Authorization of Agreement. Each company in the Company Group has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each company in the Company Group of this Agreement has been, and of each Restructuring Document will be, duly authorized by all necessary corporate or other organizational action on behalf of such company. This Agreement has been, and each of the Restructuring Documents will be, duly executed and delivered by each company in the Company Group, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Restructuring Documents when so executed and delivered will constitute, legal, valid and binding obligations of such company, enforceable against such company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, procedural and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.2 Equity Capitalization. As of the date hereof, there are 31,419,172 ordinary shares of the Company issued and outstanding.

     4.3 Consents of Third Parties. Except as contemplated by this Agreement and any Restructuring Document, no consent, waiver, approval, Order or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any company in the Company Group in connection with the execution and delivery of this Agreement or the other Restructuring Documents or the compliance by any such company with any of the provisions hereof or thereof.

     4.4 1933 Act Representations.

     (a) The transactions specified herein will be either exempt from the registration requirements of the 1933 Act or will be registered in accordance with the 1933 Act; and

     (b) Neither the Company, its affiliates nor any Person acting on its or their behalf has engaged or will engage in connection with the issue of New Notes or the Restructuring Shares in (i) any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (ii) any directed selling efforts within the meaning of Rule 903 under the 1933 Act, unless such solicitation, advertising or selling effort is then allowed under the 1933 Act.

     4.5 Ownership of Notes. Each company in the Company Group:

     (a) neither owns outright, nor has any beneficial interest in, the Notes, as at the date of this Agreement; and

     (b) has not entered into any discussions in respect of the Notes with any Noteholders, save as may have been necessary in order to execute this Agreement (and any agreements with other Consenting Noteholders in the same form).

                                   Article V

                                    COVENANTS

   5.1 Conduct of the Business Pending the Financial Restructuring. After the date on which the Company shall have received signature pages duly executed by Consenting Noteholders representing 51% or more of the total value of all claims of the holders of the Notes and during the term of this Agreement, except (i) as otherwise expressly contemplated by this Agreement, (ii) as contemplated in the resolutions attached hereto as Exhibit C, or (iii) with the prior written consent of Przemyslaw Jaronski (the "New Supervisory Board Member"), which consent shall not be unreasonably withheld, none of the Company, Telekom or South shall, directly or indirectly:

     (a) take any material corporate actions, including changing its capital structure, or, other than as contemplated hereby, entering into, amending, or terminating any major commercial contracts with any third parties or any Affiliate such as may require the consent of its Supervisory Board or may be prescribed in its bye-laws, including, for the avoidance of doubt:

          (i) the appointment and/or removal of members of the Management Boards of any companies in the Company's group of companies or any key employees in such companies who would be entitled to participate in the Company's share incentive plan upon the Financial Restructuring Consummation (as notified to the Company by the Committee on the date hereof), issuing bye-laws in respect of any of the Management Boards of any of the companies in the Company's group of companies, or selecting and/or adopting any prospective Management Board candidates to sit on the Management Board of any such companies; or

          (ii) setting or changing the compensation of members of the Management Boards of any of the companies in the Company's group of companies and defining other terms and conditions of their employment, including setting and changing the terms of any incentive plan, employment agreement, consulting agreement with, or any resolution relating to employment or compensation matters with respect to, the members of the Management Boards of any of the companies in the Company's group of companies and/or other key employees in such companies who would be entitled to participate in the Company's share incentive plan upon the Financial Restructuring Consummation (for the avoidance of doubt, neither the Company, Telekom or South shall allow any such incentive plan or any such employment, consulting or other employment arrangement to terminate or expire without the prior written consent of the New Supervisory Board Member); and

     (b) enter into any transactions involving consideration, either alone, or in a series of transactions, in excess of US$100,000, including:

          (i) granting consents for capital expenditure and drawing obligations;

          (ii) granting consent for the giving or taking of loans or drawings or other monetary obligations by the Company, Telekom or South;

          (iii) giving any guarantees or taking any obligations to pay damages;

          (iv) any acquisition of any real property by the Company, Telekom or South;

          (v) granting consents for the lease, sale, pledge, mortgage, encumbrance or transfer of any part of the property of the Company, Telekom or South;

          (vi) consent to the commencement, settlement, assignment, or release of any claim of or against the Company, Telekom or South;

          (vii) the reaching of any compromise with the Polish Infrastructure Ministry and/or Polish State Treasury regarding past, present or future licence obligations of the Company or any of its subsidiaries or the settlement or compromise of the same; or

          (viii) except for the Termination Agreement, amending in any way any agreement between any member of the Company Group, Telia (and/or any of its subsidiaries), any WP Entity or any other Affiliate of the Company;

     (c) except for the issuance of 133,233 new Series E shares to Stoen SA, pursuant to the Agreement of Current and Future Shareholders and of Netia1, dated November 22, 1999, issue equity for any purpose other than to facilitate the Financial Restructuring or to carry out the Restructuring Steps;

     (d) purchase or permit any company in the Company's group of companies to purchase any material telecommunications businesses or assets within the territory of the Republic of Poland or elsewhere, or any shares, or any controlling equity stake, in any other telecommunications companies or businesses within the Republic of Poland, or elsewhere, whether fixed line or otherwise; and

     (e) sell, surrender or dispose of any material asset, contractual rights (whether contingent or otherwise) or licence not in the ordinary course of business.

Notwithstanding anything to the contrary contained in this Section 5.1, the Company shall not be required to obtain the consent contemplated above in respect of payments made, directly or following intracompany transfers of funds, in respect of operating expenses contemplated in the Company's budget for 2002; provided that payments in respect of non-operating expenses (i.e., license fees, etc.), whether or not so budgeted, shall require said consent before a payment or a series of related payments, regardless of individual size, cumulating Euro 2 million or more, is made.

     5.2 Observer Rights. After the date on which the Company shall have received signature pages duly executed by Consenting Noteholders representing 51% or more of the total value of all claims of the holders of the Notes and during the term of this Agreement, the New Supervisory Board Member shall be:

     (a) entitled to act as an observer to the Company's Management Board and to committees of the Company's Supervisory Board and to attend any of their meetings and to be given access to any of their working papers as he sees fit; and

     (b) entitled to receive at least 48 hours advance written notice of all regular Supervisory Board and Management Board meetings and/or actions which are proposed to be taken or adopted in respect of the Company's affairs, or such shorter advance notice for special meetings as may be required but in no event later than the notice furnished to other members on such Boards.

     5.3 Recruitment of New Chief Executive Officer. The Company shall continue its search for a permanent Chief Executive Officer ("CEO") for the Company. The Company agrees to use its commercial best efforts to appoint a new permanent CEO no later than June 30, 2002. The terms of engagement of the Company's proposed new CEO shall be subject to the express written consent of the New Supervisory Board Member in accordance with Section 5.1 hereof.

     5.4 Supervisory Board Member Proposal. Telia and the WP Entities shall propose Przemyslaw Jaronski as recommended by the Committee for election to the Supervisory Board by the shareholders at the Extraordinary General Meeting adjourned to March 12, 2002, or any further adjournment thereof, and each of Telia and the WP Entities individually agrees with the Company, the Consenting Noteholders and JPMorgan to vote all shares of the Company beneficially owned by it in favor of the election of that individual.

     5.5 Financial Reports and Other Information.
         ---------------------------------------

For so long as the New Notes remain outstanding and the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company will furnish:

     (a) to the holders of the New Notes (i) within 90 days of the end of its financial year audited consolidated financial statements and (ii) within 45 days of the end of its first, second and third financial quarters unaudited consolidated financial statements in each case prepared in accordance with past practice; and

     (b) at its own expense upon request of holders of the New Notes or the Restructuring Shares constituting "restricted securities" under the 1933 Act, information satisfying the requirements of Rule 144A(d)(4)(i) under the 1933 Act.

     5.6 Publicity; Disclosure.
         ---------------------

     (a) Except as may be (i) required by applicable Law or by obligations or rules of any securities exchange or quotation system or any agency with whose rules it is customary for it to apply, in each case on advice of counsel, or
(ii) determined appropriate by the Committee and the Company, none of the parties hereto or other representative on any of their behalf shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto.

     (b) None of the parties hereto shall disclose (i) the identity of the Consenting Noteholders, (ii) the amount of holdings of Notes of the Consenting Noteholder, and (iii) the terms of this Agreement, without the prior written consent of the Committee or unless required to do so by applicable Law. The foregoing shall not prohibit the Company from disclosing (i) the approximate aggregate holdings of the Notes by the Consenting Noteholders as a group or the terms of the Financial Restructuring, and (ii) the identity and the holdings of Notes of the Consenting Noteholders to the Polish court carrying out the Polish Arrangement Proceedings for the Company, South or Telekom for the purposes of completing the list of creditors authorized to vote in favor of the plan of arrangement.

     5.7 Corporate Governance post Financial Restructuring. Following the Financial Restructuring Consummation:

     (a) the Company will propose to one or more general meetings of shareholders that its corporate documents and bye-laws be amended to provide that the Company's Supervisory Board shall comprise seven members in total. Of this number, four members shall be nominated representatives of the Committee, one member shall represent the interests of the Existing Shareholders, and two members shall be independent persons representing the Company's public shareholders. The Chairman of the Company's Supervisory Board will be nominated by the Committee and as permitted under applicable Polish law; and

     (b) the Company's new Supervisory Board will meet at least monthly for an initial period of six months and at least quarterly thereafter unless agreed otherwise. Suitable compensation for members of the new Supervisory Board will be agreed from time to time and all reasonable expenses reimbursed.

     5.8 JPMorgan Swap Settlement Agreement.
         ----------------------------------

     (a) None of the parties hereto shall take any action to challenge or seek to recover any payments that have been made to JPMorgan pursuant to the swap settlement agreement contained in the letter dated January 10, 2002 between JPMorgan and BVIII relating to the close out of all swap transactions then outstanding under the ISDA Master Agreement dated 18th January, 2001 between JPMorgan and BVIII as swap counterparties (the "Settlement Letter") (any right to which they hereby expressly waive).

     (b) If at any time, notwithstanding Section 5.8(a) above, any party to this Agreement (a "Recovering Party") receives a payment or distribution in cash or in kind in respect of or on account of or deriving from any sums or amounts that JPMorgan received prior to the date of this Agreement pursuant to the Settlement Letter which JPMorgan is required to repay (a "Recovery") then the Recovering Party shall within 3 Business Days of receipt pay to JPMorgan an amount equal to the Recovery received to the extent permitted by Law provided always that the Recovering Party shall remain liable to pay an amount equal to the Recovery received to JPMorgan within 3 Business Days to the extent that the Recovering Party is subsequently released from or no longer subject to the legal impediment that had previously prevented such payment being made.

     (c) No party to this Agreement shall sell, dispose, assign or transfer (beneficially or otherwise) to another party any right that they may have to receive any sums that would constitute a Recovery unless such Person first enters into an undertaking in favor of JPMorgan agreeing to be bound by the terms of this Section 5.8 provided that nothing in this Section 5.8 shall prevent the parties discharging their obligations under this Agreement to conclude the Financial Restructuring.

     (d) Pending payment of any amounts due to JPMorgan under Section 5.8(b) above the Recovering Party shall hold any Recovery upon trust for JPMorgan.

     (e) The obligations and agreements of the parties set forth in this Section
5.8 shall continue in full force and effect for the benefit of JPMorgan following the completion of the Financial Restructuring in accordance with the terms hereof.

                                   Article VI

                                  MISCELLANEOUS

     6.1 Certain Definitions.
         -------------------

     (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Article VI (such definitions and the other defined terms used in this Agreement to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

     "Business Day" shall mean any day of the year on which national banking institutions in New York and in Poland are open to the public for conducting business and are not required or authorized to close.

     "Consenting Noteholders" shall mean a Person party hereto who has the right to vote and to direct the disposition of one or more of the Notes.

     "Dutch Composition Proceedings" shall mean the following:

          (i) Composition proceedings for BVI, BVII and BVIII are opened in the Netherlands.

          (ii) In the Dutch composition proceedings, the creditors of BVI, BVII and BVIII, (including, without limitation, JPMorgan and the holders of the existing Notes of BVI and BVII), are offered interests in Euro 50 million of New Notes of a BV guaranteed by the Company and its significant subsidiaries. The guarantees will be new obligations to be entered into after the completion of the Polish Arrangement Proceedings.

          (iii) Upon approval of the Dutch Composition Proceedings by the court, BVI, BVII and BVIII are released from their obligations (including the remaining obligations of BVI and BVII under the Notes) and all creditors of BVI, BVII and BVIII are bound by the compositions.

          (iv) A Section 304 proceeding is held in New York to affirm the Dutch Composition Proceedings.

     "Exchange Offer Steps" shall mean that:

          (i) the Company shall hold one or more Extraordinary General Meeting to adopt the resolutions attached hereto as Exhibit C and any other resolutions necessary for the implementation of this Agreement;

          (ii) the Company shall prepare as soon as possible and file, subject to the shareholders of the Company voting in favor of the resolutions required to implement this Agreement, with Komisja Papierow Wartosciowych i Gield in Poland, Warsaw (the "Polish SEC") one or more offering prospectuses, if necessary, to effect these Exchange Offer Steps;

          (iii) during the pendency of the Polish Arrangement Proceedings and the Dutch Composition Proceedings, the Company shall make an offer (the "Exchange Offer") to all holders of the Notes and JPMorgan to exchange all or a portion of their claims for Restructuring Shares; the Restructuring Shares issued upon consummation of the Exchange Offer will be held in escrow until the order in the Company's Polish Arrangement Proceeding becomes non-appealable;

          (iv) the Consenting Noteholders shall consent to make certain amendments to the Indentures as set out in Exhibit B which Indenture Amendments (the "Indenture Amendments") shall take effect upon the Financial Restructuring Consummation; and

          (v) the Company shall make a public offer in Poland and elsewhere to the Existing Shareholders of the Company's debt securities with attached Warrants; the par value of these debt securities shall be proposed by the Company at its discretion as low as possible; these debt securities shall bear no interest and shall not mature or be redeemed prior to expiry of the intended exercise period for the Warrants, provided that the respective trade regulations of the Warsaw Stock Exchange and other applicable local regulations permit such terms; the Company shall agree to register under the 1933 Act the shares to be issued upon exercise of the Warrants within 6 months of their issuance; the Company shall also file for registration of the share capital increase related to the issuance of the Warrants in the National Court Register by the appropriate Polish court.

     "Governmental Body" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

     "Law" shall mean any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

     "Legal Proceeding" shall mean any judicial, administrative or arbitral actions, suits, investigations proceedings (public or private), orders pending, claims or governmental proceedings.

     "Notes" shall mean the following notes:

          (i) $200,000,000 aggregate principal amount of 10-1/4% Senior Dollar Notes due 2007, $193,550,000 aggregate principal amount at maturity of

     11-1/4% Senior Discount Notes due 2007 and DM 207,062,000 aggregate principal amount at maturity of 11% Senior DM Notes due 2007 issued by BVI, each issued pursuant to indentures dated November 3, 1997 (the "1997 Indentures");

          (ii) EUR 100,000,000 aggregate principal amount of 13-1/2% Senior Euro Senior Euro Notes due 2009 and $100,000,000 aggregate principal amount of 13-1/8% Senior Dollar Notes due 2009 issued by BVII, each issued pursuant to indentures dated June 10, 1999 (the "1999 Indentures"); and

          (iii) EUR 200,000,000 aggregate principal amount of 13-3/4% Senior Euro Notes due 2010 (the "2000 Notes") issued by BVII pursuant to an indenture dated as of June 9, 2000 (the "2000 Indenture", and together with the 1997 Indentures and the 1999 Indentures, the "Indentures").

     "Order" shall means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     "Polish Arrangement Proceedings" shall mean the following:

          (i) Separate Polish arrangement proceedings are held with respect to the Company, South and Telekom.

          (ii) The Company, South and Telekom agree that they will not seek an order in their arrangement proceedings prior to the approval of the Dutch compositions.

          (iii) In the Company arrangement proceeding, the creditors of the Company, including the holders of the guarantees related to the Notes, are offered an installment obligation ("Installment Obligations") of the Company. JPMorgan is made a creditor of the Company through the Company's revocable guarantee. Upon court approval of the Company arrangement proceeding binding upon pertinent creditors, the Company is released from its obligations and becomes liable solely under the Installment Obligations. Consenting Noteholders and JPMorgan agree that any payments received from the Company under the Installment Obligations will, to the extent permitted by law, be returned or invested in the Company.

          (iv) Creditors of South and Telekom are offered installment obligations in parallel arrangement proceedings.

          (v) A Section 304 proceeding is held in New York to affirm the Polish proceedings.

     "Proceedings Orders" shall mean orders of the Polish, Dutch and U.S. courts approving the arrangement, composition and Section 304 and related proceedings, respectively, proposed by the Company.

     "Restructuring Shares" shall mean the ordinary shares representing on a primary basis (excluding the shares issuable under the new management share option plan set forth in the Term Sheet and upon exercise of the Warrants) 91% of the issued ordinary share capital of the Company (or another company/companies within the Company's group of companies which is/are acceptable to the Committee) immediately following the Financial Restructuring Consummation.

     "Termination Agreement" shall mean the Termination Agreement, dated as of March 5, 2002, by and among Telia, the WP Entities and the Company.

     "Warrants" shall mean the warrants (or debt with attached warrants) of the Company to be issued to the Existing Shareholders with the terms set forth in the Term Sheet.

     The following terms shall have the meanings specified in the indicated section of this Agreement.


Term                                        Section     Term                                        Section
----                                        -------     ----                                        -------


1933 Act                                     1.6(e)     Financial Restructuring
1934 Act                                        5.5          Consummation                            2.1(e)
1997 Indentures                              6.1(a)     Governmental Body                            6.1(a)
1999 Indentures                              6.1(a)     including                                      6.14
2000 Indenture                               6.1(a)     Indenture Amendments                         6.1(a)
2000 Notes                                   6.1(a)     Indentures                                   6.1(a)
accredited investor                          3.6(a)     Installment Obligations                      6.1(a)
Affiliate                                    6.1(a)     JPMorgan                                   Preamble
Agreement                                  Preamble     Law                                          6.1(a)
Business Day                                 6.1(a)     Legal Proceeding                             6.1(a)
BVI                                        Preamble     New Supervisory Board Member                    5.1
BVII                                       Preamble     Notes                                        6.1(a)
BVIII                                      Preamble     Order                                        6.1(a)
CEO                                             5.3     Person                                       6.1(a)
Committee                                    6.2(a)     Polish Arrangement Proceedings               6.1(a)
Company Group                              Preamble     Polish SEC                                   6.1(a)
Company                                    Preamble     Proceedings Orders                           6.1(a)
Consenting Noteholders                       6.1(a)     Recovering Party                             5.8(b)
Dutch Composition Proceedings                6.1(a)     Recovery                                     5.8(b)
Exchange Offer Documents                     1.6(c)     restricted securities                        5.5(b)
Exchange Offer Steps                         6.1(a)     Restructuring Documents                         3.1
Exchange Offer                               6.1(a)     Restructuring Shares                         6.1(a)
Existing Shareholders                        2.1(e)     Restructuring Steps                        Recitals
Financial Restructuring                    Recitals     Settlement Letter                            5.8(a)


                                       24

South                                      Preamble     WNHL                                       Preamble
Telekom                                    Preamble     WP Entities                                Preamble
Telia                                      Preamble     WP Entity                                  Preamble
Term Sheet                                 Recitals     WPEP                                       Preamble
Termination Date                           Recitals     WPNE I                                     Preamble
TRO                                          1.2(i)     WPNE II                                    Preamble
U.S. Bankruptcy Court                        1.2(i)     WPNE III                                   Preamble
U.S. Person                                  3.6(a)     WPVI                                       Preamble
Warrants                                     6.1(a)


     6.2 Additional Consenting Noteholder Actions.
         ----------------------------------------

     (a) Aberdeen Asset Managers, Alliance Capital, Federated Investments, ING Investment Management, Morgan Stanley, PEKAO Bank S.A., Trust Company of the West and JPMorgan are hereby designated by each of the Consenting Noteholders and JPMorgan as their representatives (the "Committee") to act for and represent the Consenting Noteholders and JPMorgan with respect to all matters arising out of or related to this Agreement and any Restructuring Document that specifies that the Committee may so act, as well as matters which require notice to be given to the Consenting Noteholders under this Agreement and any of the Restructuring Documents. The designation of the Committee made pursuant to this
Section 6.2(a) shall terminate upon the Financial Restructuring Consummation.

     (b) Each Consenting Noteholder hereby unconditionally and irrevocably appoints Cadwalader, Wickersham & Taft (and as necessary their designated Polish and Dutch counsel, Wardynski & Partners and Loyens Loeff respectively) as such Consent Holder's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement and any Restructuring Document, including the full power and authority on such Person's behalf to (i) execute on such Consenting Holder's behalf any agreement or document related to the Financial Restructuring, (ii) vote in any proceeding in accordance with such Consenting Noteholders obligations herein, (iii) give and receive all notices required to be given under this Agreement and any Restructuring Document and
(iv) take any and all additional action as is contemplated to be taken by the Consenting Noteholder by the terms of this Agreement and any Restructuring Document.

     6.3 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Financial Restructuring Consummation, regardless of any investigation made by the parties hereto.

     6.4 Expenses. Each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and with its compliance with the terms of this Agreement; provided, however, that the Company shall pay or procure the payment of:

     (a) the reasonable legal fees and disbursements of Cadwalader, Wickersham & Taft, counsel to the Committee Noteholders in connection with the Financial Restructuring (on the terms and conditions of the engagement letter entered into by the Company and Cadwalader, Wickersham & Taft on December 11, 2001 as supplemented on February 18, 2002);

     (b) the reasonable fees and disbursements of the Committee Noteholders' financial advisers, Houlihan Lokey Howard & Zukin, in connection with the Financial Restructuring (on the terms and conditions of the engagement letter entered into by the Company and Houlihan Lokey Howard & Zukin on November 29, 2001, and amended on February 19, 2002); and

     (c) the reasonable legal fees and disbursements of Allen & Overy, counsel to JPMorgan in connection with the Financial Restructuring up to a maximum amount of (pound)250,000.

     6.5 Specific Performance. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to such party and that it will not have an adequate remedy at law. Therefore, the obligations of the parties hereto under this Agreement shall be enforceable by a decree or order for specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     6.6 Further Assurances. Each of the parties hereto agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     6.7 Submission to Jurisdiction; Consent to Service of Process.
         ---------------------------------------------------------

     (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in New York City, or in the alternative within the State of New York, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding in New York by the mailing of a copy thereof in accordance with the provisions of Section 6.11.

     6.8 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto and the other instruments duly executed by the Company, the Committee, JPMorgan, Telia and the WP Entities) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Company, on behalf of itself and the Company Group; the Committee, on behalf of all Consenting Noteholders and JPMorgan; JPMorgan; Telia; and the WP Entities. Certain parties hereto may however enter into other agreements not directly the subject matter of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     6.10 Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     6.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered Personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

     If to any company in the Company Group, to:

                Netia Holdings, S.A.
                ul. Poleczki 13
                02-813 Warszawa, Poland

                Telephone:  +48 22  330 2000
                Facsimile:  +48 22 330 2323 and +48 22 330 2083
                Attention:  Kjell-Ove Blom,  Ewa Don-Siemion

                With copies to:

                Netia Holdings
                Aert van Nesstraat 45
                3012 CA Rotterdam, The Netherlands
                Telephone:  +31 10 430 0808
                Facsimile:  +31 10 401 6462

                Weil, Gotshal & Manges
                One South Place
                London EC2M 2WG, U.K.
                Telephone:  +44 (0)20 7903 1000
                Facsimile:  +44 (0)20 7903 0990
                Attention:  Stephen Jacobs, Michael Brady

     If to (i) a particular Consenting Noteholder, to its address listed on the signature pages hereto, with a copy to, or (ii) the Consenting Noteholders to:

                The Committee
                Cadwalader, Wickersham & Taft
                55 Gracechurch Street
                London EC3V OEE,  U.K.
                Telephone:  +44 (0)20 7456 8500
                Facsimile:  +44 (0)20 7456 8600
                Attention: Andrew Wilkinson, Richard Nevins

     If to JPMorgan, to:

                JPMorgan Chase Bank
                125 London Wall
                London EC2Y 5AJ
                Telephone:  +44 (0)20 7777 2000
                Facsimile:  +44 (0)20 7777 1493
                Attention:  Chris S. Williams

        With a copy to:

                Allen & Overy
                One New Change
                London EC4M 9QQ, U.K.
                Telephone:  +44 (0)20 7330 3000
                Facsimile:  +44 (0)20 7330 9999
                Attention:  Ian Field

     If to Telia, to:

                Telia AB (publ)
                Corporate Mergers and Acquisitions
                S-123 86 Farsta, Sweden
                Telephone:  46 8 713 6070
                Facsimile:  46 8 604 7188
                Attention:  Michael Grant, Senior Vice President

        With a copy to:

                Telia AB (publ)
                Corporate Legal Affairs
                S-123 86 Farsta, Sweden
                Telephone:  46 8 713 6283
                Facsimile:  46 8 946 470
                Attention:  Jan-Henrik Ahrnell, General Counsel

     If to the WP Entities, to:

                Warburg Pincus & Co., LLC
                466 Lexington Avenue
                New York, New York 10017, U.S.A.
                Telephone:  1 212 878 0600
                Facsimile:  1 212 878 9351
                Attention:  Stephen Distler

        With a copy to:

                Warburg Pincus International LLC
                Almack House
                28 King Street, St. James's
                London  SW1Y  6QW, UK
                Telephone:  +44 (0)20 7306 0306
                Facsimile:  +44 (0)20 7321 0881
                Attention:  Joseph Schull

     6.12 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

     6.13 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement. Except as contemplated in Sections 1.2(o), 1.3(h), 1.4(g) and 1.5(g) herein, no assignment of this Agreement or of any rights or obligations hereunder may be made by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

     6.14 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     6.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     6.16 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement has been executed in two language versions, English and Polish, one counterpart of each for the parties hereto. In the event of any discrepancy between the two agreement language versions, the English version shall prevail.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                    [RESTRUCTURING AGREEMENT SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                                        NETIA HOLDINGS, S.A.

                                        By:  /s/ Avi Hochman
                                             -----------------------------------
                                             Name:
                                             Title:



                                        By:  /s/ Ewa Don-Siemion
                                             -----------------------------------
                                             Name:
                                             Title:



                                        NETIA SOUTH SP. Z O.O.

                                        By:  /s/ Avi Hochman
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By:  /s/ Ewa Don-Siemion
                                             -----------------------------------
                                             Name:
                                             Title:



                                        NETIA TELEKOM S.A.

                                        By:  /s/ Avi Hochman
                                             -----------------------------------
                                             Name:
                                             Title:




                                        By:  /s/ Ewa Don-Siemion
                                             -----------------------------------
                                             Name:
                                             Title:

                    [RESTRUCTURING AGREEMENT SIGNATURE PAGE]




                                        NETIA HOLDINGS B.V.

                                        By:  Mee Pierson Trust B.V.
                                             /s/ J.H. Siomssen
                                             -----------------------------------
                                             Name:  J.H. Siomssen
                                             Title:


                                        By:  Mee Pierson Trust B.V.
                                             /s/ A.C.I. den Heijer
                                             -----------------------------------
                                             Name:  A.C.I. den Heijer
                                             Title:



                                        NETIA HOLDINGS II B.V.

                                        By:  Mee Pierson Trust B.V.
                                             /s/ J.H. Siomssen
                                             -----------------------------------
                                             Name:  J.H. Siomssen
                                             Title:


                                        By:  Mee Pierson Trust B.V.
                                             /s/ A.C.I. den Heijer
                                             -----------------------------------
                                             Name:  A.C.I. den Heijer
                                             Title:



                                        NETIA HOLDINGS III B.V.

                                        By:  Mee Pierson Trust B.V.
                                             /s/ J.H. Siomssen
                                             -----------------------------------
                                             Name:  J.H. Siomssen
                                             Title:


                                        By:  Mee Pierson Trust B.V.
                                             /s/ A.C.I. den Heijer
                                             -----------------------------------
                                             Name:  A.C.I. den Heijer
                                             Title:

                    [RESTRUCTURING AGREEMENT SIGNATURE PAGE]



                                      JPMORGAN CHASE BANK


                                      By:  /s/ Lee J. Frewin        12/03/2002
                                           -------------------------
                                           Name:   Lee Frewin
                                           Title:  Managing Director



                                      TELIA AB (publ.)


                                      By: /s/ Marianne Nivert
                                          --------------------------
                                          Name: Marianne Nivert
                                          Title: President and CEO



                                      WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                      By Warburg, Pincus & Co.,
                                      its General Partner

                                      By:  /s/ Edward McKinley
                                           -------------------------
                                           Name: Edward McKinley
                                           Title: Partner



                                      WARBURG, PINCUS VENTURES INTERNATIONAL,
                                      L.P.

                                      By Warburg, Pincus & Co.,
                                      its General Partner

                                      By:  /s/ Edward McKinley
                                           -------------------------
                                           Name: Edward McKinley
                                           Title: Partner

                    [RESTRUCTURING AGREEMENT SIGNATURE PAGE]

                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS I, C.V.

                                        By Warburg, Pincus & Co.,
                                        its General Partner

                                        By:  /s/ Edward McKinley
                                             -----------------------------------
                                             Name: Edward McKinley
                                             Title: Partner



                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS II, C.V.

                                        By Warburg, Pincus & Co.,
                                        its General Partner

                                        By:  /s/ Edward McKinley
                                             -----------------------------------
                                             Name: Edward McKinley
                                             Title: Partner



                                        WARBURG, PINCUS NETHERLANDS EQUITY
                                        PARTNERS III, C.V.

                                        By Warburg, Pincus & Co.,
                                        its General Partner

                                        By:  /s/ Edward McKinley
                                             -----------------------------------
                                             Name: Edward McKinley
                                             Title: Partner



                                        WARBURG NETIA HOLDING LIMITED

                                        By:  /s/ Joseph Schull
                                             -----------------------------------
                                             Name: Joseph Schull
                                             Title:  Attorney

                    [RESTRUCTURING AGREEMENT SIGNATURE PAGE]

     The undersigned hereby authorizes this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated March 5, 2002, or counterparts thereof.



_______________________________________   ______________________________________
Print name of Consenting Noteholder       Signature of Consenting Noteholder, if
                                          an individual


_______________________________________
Record Address of Consenting Noteholder   By: __________________________________
                                          If an entity,  signature of authorized
                                          person signing on such Consenting
_______________________________________   Noteholder's behalf
City, State and Postal Code


_______________________________________   Name: ________________________________
Country                                         Print name of authorized person


                                          Title:________________________________
                                                Title of authorized person

The Consenting Noteholder shall also complete the following:

                                                     Insert number of Notes of
Check box of series of Notes owned:                  each series owned:
---------------------------------------------------  ---------------------------
$200,000 aggregate principal amount of
10 1/4%  Senior Dollar Notes due 2007
---------------------------------------------------  ---------------------------
$193,550,000 aggregate principal amount at
maturity of 11 1/4% Senior Discount Notes due 2007
---------------------------------------------------  ---------------------------
DM 207,062,000 aggregate principal amount at
maturity of 11% Senior DM Notes due 2007
---------------------------------------------------  ---------------------------
EUR 100,000,000 aggregate principal amount of
13 1/2% Senior Euro Notes due 2009
---------------------------------------------------  ---------------------------
$100,000,000  aggregate  principal amount of
13 1/8% Senior Dollar Notes due 2009
---------------------------------------------------  ---------------------------
EUR 200,000,000 aggregate principal amount of
13 3/4% Senior Euro Notes due 2010
---------------------------------------------------  ---------------------------

                                                                       EXHIBIT A


--------------------------------------------------------------------------------







                            Restructuring Term Sheet




                                  5 March 2002





                        STRICTLY PRIVATE AND CONFIDENTIAL
                   THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER

THIS DOCUMENT DOES NOT CONSTITUTE OR FORM PART OF ANY OFFER FOR PURCHASE, SALE OR SUBSCRIPTION OF OR SOLICITATION OR INVITATION OF ANY OFFER TO BUY, SELL OR TO SUBSCRIBE FOR ANY SECURITIES NOR SHALL IT OR ANY PART OF IT FORM THE BASIS OF OR BE RELIED ON IN CONNECTION WITH ANY CONTRACT OR COMMITMENT WHATSOEVER. IN PARTICULAR, THIS DOCUMENT (A) DOES NOT CONSTITUTE OR FORM PART OF ANY OFFER TO PURCHASE, OFFER TO SELL, SUBSCRIBE, SOLICIT, OR INVITE ANY OFFER TO PURCHASE, SELL, SUBSCRIBE OR SOLICIT FOR ANY SECURITIES WITHIN THE MEANING OF ARTICLE 2 OF THE POLISH PUBLIC TRADING IN SECURITIES ACT OF 21 AUGUST 1997; AND (B) SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES WITHIN THE UNITED STATES OR WITH RESPECT TO ANY U.S. PERSON. ANY OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY IN THE UNITED STATES IN RESPECT OF U.S. PERSONS WILL BE MADE IN ACCORDANCE WITH THE SECURITIES ACT OF 1933 OR PURSUANT TO ONE OR MORE EXEMPTIONS FROM REGISTRATION THEREUNDER.

THIS DOCUMENT IS DIRECTED ONLY AT PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM
(II) FALL WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTIONS ORDER 2001 (THE "ORDER") OR (III) FALL WITHIN ARTICLE 49(2) (A) TO (D) OF THE ORDER AND TO THE `RELEVANT PERSONS' AS PRESCRIBED THEREIN. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS DOCUMENT APPLIES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

THE DISTRIBUTION OF THIS DOCUMENT IN OTHER JURISDICTIONS MAY BE RESTRICTED BY LAW, AND PERSONS INTO WHOSE POSSESSION THIS DOCUMENT COMES SHOULD INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. BY ACCEPTING THIS DOCUMENT YOU AGREE TO BE BOUND BY THE FOREGOING INSTRUCTIONS.

                      Detailed Terms for the Restructuring

      Capitalized terms used in this Exhibit A (Term Sheet) and not defined shall have the meanings ascribed to them in the Restructuring Agreement, of which this Exhibit A forms a part.

The Company:                    Netia Holdings S.A.

The Issuers:                    BVI and BVII

The Guarantor:                  Netia Holdings S.A.

Currency Swaps:                 Means the JPMorgan Swaps and any currency swap
                                and related agreements between the Company and/or its subsidiaries, on the one hand, and Merrill Lynch, on the other hand, intended to hedge the Company's obligations with respect to the Notes.

JPMorgan Swaps:                 Means (1) the ISDA Master Agreement dated 18th
                                January 2001 between JPMorgan and BVIII as swap counter-parties and (2) the Letter dated 10th
                                January 2002 between JPMorgan and BVIII relating to the close out of all swap transactions then outstanding under (1) above, and (3) all credit support documents relating thereto including the Deed of Undertaking and Guarantee dated 18th
                                January 2001 provided by South, Telekom and
                                BVIII in favor of JPMorgan, various
                                subordination agreements made between JPMorgan,
                                Telekom, South, BVII and the Company dated 28th
                                February 2001 and the revocable guarantee given by the Company in favor of JPMorgan dated 20th
                                February 2002.

Swap Creditors:                 Means JPMorgan and Merrill Lynch.

Restructuring:                  The Notes (including all accrued interest) and
                                the JPMorgan Swaps will be cancelled,
                                terminated, exchanged and/or setoff (as
                                appropriate) and replaced with:

                                (i) Debt: Euro 50 million of new Senior Secured Notes due 2008 with terms as set out in Appendix 1 (the "New Notes"); and

                                (ii) Equity: the Restructuring Shares.

                                As part of the Financial Restructuring, the existing shareholders of the Company will retain 9% of the ordinary share capital of the Company immediately following the Financial Restructuring Consummation. The existing shareholders of the Company will also be issued two and three year freely transferable and assignable Warrants with each tranche covering 7.5% of the equity outstanding immediately following the Financial Restructuring Consummation (and after the provision of 5.0% of the issued ordinary share capital of the Company immediately following the Financial Restructuring Consummation for a management share option plan) (see Share Allocation - Hypothetical Illustration). The strike price applicable to Warrants in each tranche will correspond to the volume weighted average share price for the 30 trading days beginning 31 days following the Financial Restructuring Consummation in accordance with the terms and subject to the conditions of this Term Sheet and the Restructuring Agreement to which this Term Sheet is attached. The Company will use its commercial best efforts to list the Warrants on the Warsaw Stock Exchange.

                                (iii) Cash: Cash on hand will be retained by the Company. The escrowed funds ("Escrowed Funds") in respect of the 2000 Notes are presently subject to a TRO obtained by the Company under
                                Section 304 U.S. Bankruptcy Code. It is agreed that the TRO will remain in force until the later of the Financial Restructuring Consummation and the ratification of the Polish Arrangement Proceedings by the U.S. Bankruptcy Court. Prior to the Financial Restructuring Consummation, the Escrowed Funds will remain on deposit with the 2000 Notes' Trustee, State Street Bank and Trust Company ("State Street"). Upon the Financial Restructuring Consummation it is agreed that the Escrowed Funds will be turned over to the Company. Should for any reason the Financial Restructuring Consummation fail to occur upon the terms and subject to the conditions of this Term Sheet and the Restructuring Agreement to which this Term Sheet is attached, then the legal and/or other rights of the Company, State Street and each Consenting Noteholder to seek to set aside the TRO and/or to seek to turn over of all or part of the Escrowed Funds either to the Company, or to each Consenting Noteholder, or to holders of the 2000 Notes, respectively, shall be expressly reserved.

                                The Debt and Equity consideration due to the Noteholders and JPMorgan will be allocated (i) as to the 91% Equity, 9.2% to JPMorgan and 81.8% to the Noteholders and (ii) as to the New Notes, 9.2% to JPMorgan (being the amount of Euro 4,600,000) and 90.8% to the Noteholders (being the amount of Euro 45,400,000).

General Unsecured               All general unsecured trade creditors of the
Obligations:                    Company will remain unaffected by the proposed
                                Restructuring and will be paid in full as such claims become due and payable. The Noteholders and the Swap Creditors will waive any claims they may otherwise have in respect to the Company Group paying all general unsecured trade creditors in connection with the Restructuring
                                Steps.

Ordinary Shares:                The Company's shareholders shall be required to
                                consent to the increase of the Company's share capital (and to the exclusion of statutory pre-emption rights within the meaning of article
                                433 section 2 of the Polish Commercial Companies
                                Code of 15 September 2000) necessary to create sufficient share capital of the Company to enable ordinary shares to be allotted (i) for the purpose of implementing the Financial
                                Restructuring and (ii) to provide for the management share option plan to be established pursuant to the proposed Financial
                                Restructuring. The Restructuring Shares will carry pre-emption rights and the parties agree to negotiate in good faith to agree other protections as may be appropriate equivalent to those contained in US securities laws against future dilution of the equity in circumstances where the market price of the shares does not at least reflect the intrinsic value of the Company. Following the issue of the Restructuring Shares it is intended that the number of shares will be reduced through a reverse stock split.

                                The capital structure of the Company immediately following the Financial Restructuring Consummation shall be as set out in Appendix 2 to this Term Sheet.

Structure of Transaction:       The cancellation of the Notes and termination of
                                the JPMorgan Swaps in exchange for New Notes and the Restructuring Shares will be implemented through an exchange offer undertaken as part of the Dutch Composition Proceedings and the Polish
                                Arrangement Proceedings.

Noteholder Undertakings:        The Noteholders shall agree to waive all
                                defaults arising under the Indentures pertaining to the Notes.

                                Noteholders representing at least 95% of the total value of the Notes and JPMorgan shall enter into formal undertakings committing them to support the Financial Restructuring upon the terms and subject to the conditions specified herein and upon the terms and subject to the conditions of the Restructuring Agreement to which this Term Sheet shall be attached. The Restructuring Agreement shall contain appropriate voting undertakings from Consenting Noteholders and JPMorgan which shall ensure that if any such holder sells, assigns or otherwise conveys its respective claim, the transferee's assumption of the undertakings shall be a condition of such a sale, assignment or conveyance of those claims. In the formal undertakings, the Consenting Noteholders shall disclose their identities and holdings of each series of Notes and shall agree to co-operate with the Company in connection with the Restructuring Steps.

Management & Shareholder        The Company and its management shall take all
Undertakings:                   requisite actions as may be necessary to
                                effect the Financial Restructuring and the Restructuring Steps.

Registration Requirements:      One or more registration exemptions for the New
                                Notes and the Restructuring Shares will be availed of in the US and/or the UK, failing which registration will take place in the US and/or UK as required by applicable laws. In respect of Poland, registration of the share capital increase contemplated hereunder is subject to notification and/or consent of such increase to the Polish Securities and Exchange
                                Commission (Komisja Papierow Wartosrowych I
                                Gield) as well as the consent of the Warsaw
                                Stock Exchange ("WSE") for listing of the new issue of equity and standard Court registration procedure.

Senior Credit Facility:         Upon the Financial Restructuring Consummation,
                                the Company will use its commercial best efforts to enter into a revolving credit facility up to Euro 50 million (as may be required) on terms which are reasonably acceptable to the Committee or its successors. The revolving credit facility will have a first priority secured position over the assets and the undertakings of those companies within the Company's group and be senior to the New Notes.

Dividends:                      Until the Financial Restructuring Consummation,
                                the Company will use its commercial best efforts to have the shareholders cause the Company not to pay dividends.

Listings:                       The Company will use its commercial best efforts
                                to retain the listing of its ordinary shares on the WSE and of its ADSs on Nasdaq and to list the New Notes on the Luxembourg Stock Exchange.

Information Rights:             The Company will remain subject to the periodic
                                reporting requirements imposed by the Securities
                                Exchange Act of 1934 and the Polish Public
                                Trading in Securities Law of 1997. In addition, the Company proposes to produce quarterly unaudited financial statements and annual audited financial statements, and make these available to the public and to the holders of New Notes in accordance with applicable law.

Observation Rights:             Consenting Noteholders shall have the
                                observation and other rights at the Supervisory and Management Board meetings of the Company set forth in the Restructuring Agreement.

Employee plans:                 The Company will provide for a management share
                                option plan covering 5% of the Company's fully diluted ordinary share capital immediately following the Financial Restructuring
                                Consummation but before issuance of Warrants to the shareholders of the

                                Company. Options granted will be priced at fair market value at the several date(s) of issuance. The Company also will provide for an appropriate cash retention plan for key employees. Terms of the key employee retention plan, including amounts of cash awards and identities of recipients, will be agreed between the current Supervisory Board and the Committee. The specific identities of share recipients, amounts of share grants, and other terms of the management share option plan shall be as determined by the Company's Supervisory Board following the Financial Restructuring Consummation.

Advisory fees:                  All fees to the professionals incurred as part
                                of the Financial Restructuring shall be paid by the Company in accordance with the terms of engagement agreed in writing with them prior to the Financial Restructuring Consummation. Fee arrangements not previously agreed to by the Company and by the Committee must be reviewed and agreed to by the Company provided that such fee arrangements shall be disclosed to the Committee.

Share Allocation -              Assuming 10,000,000 of the Company's ordinary
Hypothetical                    shares were outstanding immediately following
Illustration:                   the Financial Restructuring Consummation,
                                9,100,000 shares (91.0%) would represent
                                Restructuring Shares, and 900,000 shares (9%) would be retained by the existing shareholders as a group. An aggregate of 526,315 additional shares (i.e. 10,000,000 divided by 0.95 minus
                                10,000,000) would be made available for the management share option scheme. An aggregate additional 1,857,585 shares (i.e. 10,526,315 divided by 0.85 minus 10,526,315) would be made available for the Warrants.

                                   APPENDIX 1

                            Term Sheet for New Notes

Original Aggregate              EUR 50 million
Principal Amount:

Currency Denomination:          Euro

Issuer : A Dutch company in the Company's group of companies.

Interest:                       Payable semi-annually in cash or in kind at the
                                Company's option for up to four interest payment periods at a rate of 10% per annum if paid in cash, and 12% per annum if paid in kind.

Maturity:                       Six years from date of issuance.

Security and Guarantee:         Subject to the first priority secured position
                                of the proposed revolving credit facility, the New Notes shall be secured to the extent permitted by applicable law over the assets and undertaking of the companies in the Company's group of companies, including, for the avoidance of doubt, each of the Company, Telekom and South.

                                The Issuer's obligations under the New
                                Notes will be cross-guaranteed by the
                                significant subsidiaries of the Company.

Inter-creditor                  The relationship between the New Notes and the
Arrangements:                   Senior Credit Facility will be regulated by an
                                intercreditor deed, which will contain usual provisions relating to priority and enforcement.

Optional Redemption:            The New Notes will be subject to redemption at
                                the option of the Issuer upon such terms to be agreed between the Company and counsel for the Committee.

Mandatory Redemption:           The New Notes will be mandatorily redeemable at
                                101% of their principal amount plus accrued interest upon a change of control. The New Notes must be redeemed at par plus accrued interest with the proceeds of asset sales.

Covenants:                      Substantially as set out in the Indentures for
                                the Notes, with such amendments as may be agreed between the Company and counsel for the Committee.

Events of Default:              Substantially as set out in the Indentures for
                                the Notes, with such amendments as may be agreed between the Company and counsel for the Committee.

Listing:                        Luxembourg Stock Exchange

Law:                            State of New York

                                   APPENDIX 2

           Capital Structure Post Financial Restructuring Consummation


Shareholders                          Class of Shares             No. of Shares
------------                          ---------------             -------------
Existing shareholders                       A-G                      31,419,172
Noteholders & JPMorgan                       H                      317,682,740
Management Share Option Plan                 I                       18,373,785
Shareholder Warrants                         J                       64,848,652
Total                                       A-J                     432,324,349

                                                                       EXHIBIT B

                              INDENTURE AMENDMENTS

The proposed Indenture Amendments to each of the Indentures will be contained in Supplemental Indentures. The following is a summary of the Indenture Amendments. Capitalised terms used but not defined in the following summary have the meanings assigned to them in the Indentures.

The Supplemental Indentures will, in substance, eliminate the following covenants and other provisions of the Indentures (set out in Articles 9 or 10 of each Indenture, respectively) as to:

o    Limitation on Indebtedness (Article 1009 or 9.9).

o    Limitation on Restricted Payments (Article 1010 or 9.10).

o Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries (Article 1011 or 9.11).

o    Limitation on Transactions with Affiliates (Article 1012 or 9.12).

o    Limitations on Liens (Article 1013 or 9.13).

o Limitations on Issuances of Guarantees of Indebtedness by Subsidiaries (Article 1014 or 9.14).

o    Limitation on Investments in Unrestricted Subsidiaries (Article 1018 or
     9.18).

o    Limitation on Sales of Assets (Article 1016 or 9.16).

o Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries (Article 1017 or 9.17).

o    Permitted Business (Article 1019 or 9.19).

o    Cross-default provisions (Article 501(iv) or 4.1(iv)).

The Indenture Amendments will, in substance, amend the following provision contained in the Indenture (set out in Article 4, Section 4.1(iii) or Article 5,
Section 501(iii) of each Indenture respectively):

o Failure to comply with certain covenants (i.e., default in the performance, or breach, of any covenant or agreement of the Issuer or the Company set out in the Indenture).

The Indenture Amendments will constitute a single proposal and a Consenting Noteholder must consent to the Indenture Amendments in their entirety and may not consent selectively with respect to certain Indenture Amendments.

The Indenture Amendments will be effected by Supplemental Indentures, which will be executed at or promptly following the date the requisite consents have been obtained. Although the Supplemental Indentures will be executed at or promptly following the date the requisite consents have been obtained, the Indenture Amendments will not become operative until validly tendered Notes are accepted for exchange by the Company. If the Exchange Offer is terminated or withdrawn or the Notes are not purchased, the Indenture Amendments will not become operative.

                                                                       EXHIBIT C

                                   RESOLUTIONS

                                Resolution No. 1

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



          concerning the cancellation of a part of Resolution No. 2 and
      Resolution No. 3 of the Extraordinary General Shareholders' Meeting
                             dated February 19, 2001



The Extraordinary General Shareholders' Meeting hereby cancels sections 1-7 of Resolution No. 2 of the Extraordinary General Shareholders' Meeting dated February 19, 2001 relating to the increase in the Company's share capital through the issuance of series "H" shares(1), and Resolution No. 3 of the Extraordinary General Shareholders' Meeting dated February 19, 2001 concerning admitting series "H" shares to public trading.(2)


----------

1 Resolution No. 2 is enclosed as Exhibit No. 1 to this resolution.

2 Resolution No. 3 is enclosed as Exhibit No. 2 to this resolution.

                                                                   EXHIBIT NO. 1

                                Resolution No. 2

                   of the Extraordinary Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated February 19, 2001



  concerning increasing the Company's share capital by issuing series H shares and excluding the pre-emptive rights of existing shareholders





1. The Company's share capital is increased by up to PLN 2,145,138 (say: two million one hundred forty-five thousand, one hundred thirty-eight zlotys), i.e., up to PLN 190,660,170 (say: one hundred ninety million, six hundred sixty thousand, one hundred seventy zlotys) by issuing up to 357,523 (say: three hundred fifty-seven thousand, five hundred twenty-three) ordinary bearer series H shares with a nominal value of PLN 6.00 (say: six zlotys) each.

2.   The series H shares are divided into two tranches:

     a) I tranche of 133,233 (say: one hundred thirty-three thousand, two hundred thirty-three) series H shares,

     b) II tranche of 224,290 (say: two hundred twenty-four thousand, two hundred ninety) series H shares.

3. Series H shares shall be offered to investors by way of a public subscription. The offer to acquire series H shares shall be made directly to Stoen S.A. and to Telia AB (publ.):

     a)   I tranche of series H shares shall be offered to Stoen S.A.;

     b)   II tranche of series H shares shall be offered to Telia AB (publ.).

4.   Series H shares may be subscribed for in cash.

5. The Company's Management Board, subject to the Supervisory Board's final approval, is authorised to determine the detailed conditions of the subscription for series H shares and, in particular:

     a)   to determine the issue price of series H shares in accordance with
          Article 11 and Article 20 of the Agreement of Current and Future Shareholders and Netia 1 dated November 22, 1999;

     b)   to determine the time of the opening and closing of the subscription;

     c) to determine the detailed terms and conditions for the allocation and distribution of series H shares;

     d)   to adopt a decision on the allocation of the series H shares.

6.   Series H shares shall participate in the dividend for 2001.

7. The pre-emptive rights of the Existing Shareholders are waived with respect to the subscription for series H shares.

     The waiver of the pre-emptive right to subscribe for the newly issued shares results from the fact that the Company has to satisfy its obligation under Article 11 of the Agreement of Current and Future Shareholders and Netia 1 dated November 22, 1999 (the "Agreement") entered into, among others, between the Company, Stoen S.A. and Telia AB (publ.) and in connection with Stoen S.A.'s delivery of a notice that it elects to exercise its right to subscribe for the Company's shares in exchange for cash received from the Company as payment for the shares of Netia 1 Sp. z o.o. transferred to the Company, in accordance with the provisions of the Agreement, and furthermore, because of Telia AB (publ.) having the right to make an identical transaction on the basis of Article 20 of the Agreement. The Management Board shall not offer the II tranche series H shares if Telia AB (publ.) decides not to exercise its rights within the time provided in the Agreement.

8. The Company's Management Board shall be authorised to withdraw, on the basis of redundancy thereof from offering all or a part of the series H shares designated for Stoen S.A. and/or for Telia AB (publ.), if such offering has become redundant, and to withdraw from public subscription, if the Management Board decides to change the terms and conditions of subscription and sale of series C and E shares subscribed for by a firm commitment underwriter, in order to perform the Company's incentive plans, on the basis of the prospectus made on 30 November 1999 ("Prospectus"), so that a part of the series C and E shares which are currently held by the firm commitment underwriter will be purchased by Stoen S.A. and/or Telia AB
     (publ) having the effect of full and complete performance of the Company's obligations under the Agreement.



     The General Shareholder's Meeting consents to the change of the terms and conditions of distribution of the series E and C shares so that they may be offered to Stoen S.A. and/or to Telia AB (publ.) and for the change of the Prospectus in the above respect, because the performance of the Company's obligations under the Agreement in the above described manner will be the least expensive for the Company and therefore, in the best interest of all the Company shareholders.



     The Company's Management Board is authorised, subject to approval by the Supervisory Board, and subject to obtaining the consent of the Securities and Exchange Commission, to change the Prospectus as necessary to perform this resolution.

                                                                   EXHIBIT NO. 2

                                Resolution No. 3

                   of the Extraordinary Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated February 19, 2001



             concerning admitting series H shares to public trading



In accordance with Art. 84, point 1 of the Law on the Public Trading of Securities, it is resolved to introduce series H shares to public trading. The Company's Management Board is obligated to take all actions necessary to implement this resolution, including filing the relevant motion with the Securities and Exchange Commission and subsequently filing an application for admitting the shares to trading on the main market of the Warsaw Stock Exchange.

                                Resolution No. 2

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



              concerning a decrease of the Company's share capital



1. Pursuant to Article 457 ss. 1 point 1) of the Commercial Companies Code in relation to Article 455 ss. 1 thereof, the Company's Extraordinary General Shareholders' Meeting hereby decreases the share capital of the Company from PLN 188,515,032 (one hundred eighty-eight million, five hundred fifteen thousand and thirty-two Polish zlotys) to PLN 31,419,172 (thirty-one million, four hundred nineteen thousand, one hundred seventy-two Polish zlotys), i.e., by PLN 157,095,860 (one hundred fifty-seven million, ninety-five thousand, eight hundred sixty Polish zlotys), by decreasing the par value of all existing shares issued by the Company from PLN 6 (six Polish zlotys) to PLN 1 (one Polish zloty) per share.



2. The Company's Extraordinary General Shareholders' Meeting hereby decides that, following the decrease of the share capital pursuant to point 1 of this Resolution, the Shareholders' contributions to the share capital of the Company, either in cash or in-kind, shall not be returned to any Shareholders in any form.



3. This Resolution shall become effective, provided that the Company's Extraordinary General Shareholders' Meeting adopts a resolution increasing the Company's share capital to at least PLN 188,515,032 (one hundred eighty-eight million, five hundred fifteen thousand and thirty-two Polish zlotys) through the issuance of a new series of the Company's shares that shall be fully paid.



4. The Company's Management Board shall submit a motion to the National Court Register concerning the decrease in the Company's share capital when the current or new Shareholders subscribe and pay for the newly issued shares of the Company in an amount that assures that the Company's share capital is not lower than PLN

     188,515,032 (one hundred eighty-eight million, five hundred fifteen thousand and thirty-two Polish zlotys).



5. Due to the requirement of Polish law that the purchase price of any new shares issued by the Company must not be lower than their par value, and considering the current market valuation of the Company shares on the Warsaw Stock Exchange and Nasdaq National Market, the decrease of the par value of the Company's existing shares is necessary in order to enable the issuance of new shares by the Company in the future at prices that would exceed their par value.

                                Resolution No. 3

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



              concerning an increase of the Company's share capital

                    through the issuance of series "H' shares



1. [PROPOSED AMENDMENT: The Company's share capital is hereby increased by an amount not exceeding PLN 317,682,740 (three hundred seventeen million, six hundred eighty-two thousand, seven hundred and forty Polish zlotys) through the issuance of up to 317,682,740 (three hundred seventeen million, six hundred eighty-two thousand, seven hundred and forty) ordinary bearer series "H" shares.]

2.   The nominal value of each series "H" share is PLN 1 (one Polish zloty).

3.   Series "H" shares shall participate in dividends from January 1, 2001.

4.   Series "H" shares shall be offered in public trading.

5. The pre-emptive rights of the Company's current Shareholders shall be excluded.

6. The exclusion of the pre-emptive rights [of the current Shareholders in connection with the issue of] the series "H" shares is, in the view of the Shareholders, commercially justified and in the best interests of the Company, as well as of the different groups of its Shareholders, as explained in detail in the Management Board's opinion attached hereto as Annex 1.

7. The Company's Management Board, subject to the final approval of the Company's Supervisory Board, is authorized to determine the detailed conditions of the acquisition and the subscription of series "H" shares and, in particular:

     a) the division of series "H" shares into tranches and determination of the exact number of the shares offered in each tranche of series "H" shares to be issued within the limit set forth in point 1 of this Resolution;

     b)   the issue price of series "H" shares;

     c) the time of the opening and closing of the subscription of series "H" shares;

     d) the execution of agreements with entities authorised to accept subscriptions for shares and to determine the places and dates of the subscription for series "H" shares;

     e) the execution of agreements, both paid and free of charge, in order to secure the success of the subscription for series "H" shares, in particular, any standby or hard commitment underwriting agreement or agreements.

8. [PROPOSED AMENDMENT: Series "H" shares may only be used in connection with the Restructuring Agreement, dated March 5, 2002, entered into among the Company, Netia South Sp. z o.o., Netia Telekom S.A., Netia Holdings B.V., Netia Holdings II B.V., Netia Holdings III B.V., the Noteholders who signed the Restructuring Agreement, JPMorgan Chase Bank, Telia AB (publ.), Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Ventures International, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., and Warburg Netia Holding Limited.]

9. Subscription for the series "H" shares shall be effective irrespective of the actual number of series "H" shares subscribed for within the limit set forth in section 1 of this Resolution, unless the Management Board decides otherwise pursuant to section 7 of this Resolution.

                                Resolution No. 4

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



            concerning admitting series "H" shares to public trading



In accordance with Article 84, point 1 of the Law on the Public Trading of Securities, it is resolved to introduce series "H" shares to public trading. The Company's Management Board is obligated to take all actions necessary to implement this Resolution, including filing the relevant motion with the Securities and Exchange Commission and subsequently filing an application for admitting the shares to trading on the main market of the Warsaw Stock Exchange.

                                Resolution No. 5

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



                concerning amending ss.5 of the Company's Statute



The current ss. 5 of the Company's Statute shall be deleted in its entirety and replaced by the following new wording of ss. 5 of the Company's Statute:

                                      "ss. 5

[PROPOSED AMENDMENT: The Company's share capital amounts up to PLN 349,101,912 (three hundred forty-nine million, one hundred and one thousand, nine hundred twelve Polish zlotys) and is divided into up to 349,101,912 (three hundred forty-nine million, one hundred and one thousand, nine hundred twelve) shares of PLN 1 (one Polish zloty) each.]



The shares of the Company are divided into the following series:

     a)   5,000 ordinary registered series A shares;

     b)   1,000 preferred registered series A1 shares;

     c)   3,727,340 ordinary registered series B shares;

     d)   17,256,855 ordinary bearer series C shares;

     e)   3,977 ordinary bearer series C1 shares;

     f)   5,500,000 ordinary bearer series D shares;

     g)   425,000 ordinary bearer series E shares;

     h)   2,250,000 ordinary bearer series F shares;

     i)   2,250,000 ordinary bearer series G shares;

     j)   up to 317,682,740 ordinary bearer series H shares.



Pursuant to Article 431 ss. 7 in relation to Article 310 ss. 2 of the Commercial Companies Code the Management Board is authorized to make a representation, in the form of a notarial deed, specifying the amount of the subscribed share capital related to the issue of series H shares."

                                Resolution No. 6

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



         concerning amending the Company's Statute and authorizing the
                Management Board to increase the Company's share
                     capital within the authorized capital

1.   ss. 5A shall be added to the Company's Statute after ss. 5:

                                     "ss. 5A

     1. [PROPOSED AMENDMENT: The Management Board shall have the right to increase the Company's share capital and to issue new Company shares by an amount not exceeding PLN 18,373,785 (eighteen million, three hundred and seventy-three thousand, seven hundred and eighty-five Polish zlotys), by issuing, in one or more tranches, ordinary bearer shares of series "I" shares or subsequent series of the Company's shares (authorized capital). The Management Board's authority to increase the Company's share capital and to issue new Company shares within the limit specified above expires on March [12], 2005.]

     2. Each increase of the share capital by the Management Board up to the amount determined in ss. 5A of the Company's Statute requires the Supervisory Board's approval.

     3. Upon the approval of the Supervisory Board, the Company's Management Board shall determine the detailed conditions of each issue of shares within the limits set forth in ss. 5A section 1 of the Company's Statute, and in particular:

          a) the exact number of shares to be issued in each tranche or series;

          b)   the issuance price of every subsequent issue;

          c)   the time of the opening and closing of the subscription periods;

          d) the detailed terms and conditions for the distribution of the shares;

          e)   the date of determining pre-emptive rights, if applicable;

          f) to execute agreements with entities authorised to accept subscriptions for shares and to determine the places and dates of such subscriptions for the shares;

          g) to execute agreements, both paid and free of charge, in order to secure the success of the subscription for the shares and, in particular, any standby or hard commitment underwriting agreement or agreements.

     4. Upon the approval of the Company's Supervisory Board, the Management Board is authorized to limit or exclude the pre-emptive rights of the Company's Shareholders with respect to the Company's shares to be issued within the limits set forth in ss. 5A section 1 of the Company's Statute."

2. Granting the Supervisory Board the authority to consent to a limitation or exclusion of the pre-emptive rights for shares to be issued by the Management Board is, in the view of the Shareholders, commercially justified and in the best interests of the Company, as well as its Shareholders, as explained in detail in the Management Board's opinion attached thereto as Annex 1. The pre-emptive rights of the Shareholders are adequately protected by the requirement that the Supervisory Board has to approve any limitation or exclusion of the pre-emptive rights. If it were not possible to exclude the Shareholders' pre-emptive rights, the flexibility of the Management Board to use the authorized capital would be severely limited. This would be unjustified taking into account the Company's current financial situation and its capital needs. The power granted to the Company's Management Board to increase the Company's share capital shall allow the Management Board to issue new Company shares immediately, without additional expense to the Company and the time constraints related to the Company's convening of a General Shareholders' Meeting.

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

3. [PROPOSED AMENDMENT: Series "I" shares or subsequent series of the Company's shares to be issued within authorized capital may only be used in connection with the Restructuring Agreement, dated March 5, 2002, entered into among the Company, Netia South Sp. z o.o., Netia Telekom S.A., Netia Holdings B.V., Netia Holdings II B.V., Netia Holdings III B.V., the Noteholders who signed the Restructuring Agreement, JPMorgan Chase Bank, Telia AB (publ.), Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Ventures International, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., and Warburg Netia Holding Limited.]

4. Taking into consideration the above facts and the Company's current financial situation, adopting ss. 5A of the Company's Statute concerning the authorized capital is in the best interests of the Company and its Shareholders.


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

                                Resolution No. 7

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



          concerning admitting the Company's shares to be issued within the authorized capital to public trading



In accordance with Article 84, point 1 of the Law on the Public Trading of Securities, it is resolved to introduce to public trading series "I" shares and subsequent series of the Company's shares to be issued by the Management Board pursuant to ss. 5A of the Company Statute (authorized capital). Upon the issue of new shares pursuant to the authorization granted to the Management Board in paragraph 5A of the Company's Statute, the Management Board shall take all actions necessary to implement this Resolution, including filing a relevant motion with the Securities and Exchange Commission and subsequently filing an application for admitting the shares to trading on the main market of the Warsaw Stock Exchange.


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

                                Resolution No. 8

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



     concerning cancellation of ss. 15 section 4 (c) of the Company's Statute



In connection with the reduction of the number of votes at the Company's General Shareholders' Meeting held by BRE Bank S.A. and its Permitted Controlled Affiliate Transferees to below 3.5% of the outstanding voting securities of the Company, ss. 15 section 4 (c) of the Company's Statute shall be deleted in its entirety:



                    "ss. 15 section 4

                    (...) c) for so long as BRE Bank S.A. ("BRE"), a Polish joint stock company and their Permitted Controlled Affiliate Transferees, in the aggregate, own shares constituting 3.5% (three and one-half) or more of the outstanding voting securities of the Company, BRE shall have the right to nominate for election by the General Shareholders' Meeting the remaining 1 (one) member of such 4 (four) members. (...)"


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

                                Resolution No. 9

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



              concerning the election of a Supervisory Board member



Pursuant to ss. 15 section 4 of the Company's Statute, the Extraordinary General Shareholders' Meeting hereby elects Przemys(3)aw Jaronski as a new member of the Company's Supervisory Board.


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

                                Resolution No. 10

               of the Extraordinary General Shareholders' Meeting

                             of Netia Holdings S.A.

                             dated March [12], 2002



              concerning authorization for the Supervisory Board to
               adopt the unified version of the Company's Statute



The Extraordinary General Shareholders' Meeting hereby authorizes the Company's Supervisory Board to adopt the unified version of the Company's Statute, including all changes adopted by the Extraordinary General Shareholders' Meeting which are registered in the register of entrepreneurs maintained for the Company by the National Court Register and amendments adopted by the Extraordinary General Shareholders' Meeting today.


                                       65